Exhibit 99.1

First Surgical Announces Quarterly Cash Dividend

HOUSTON, Feb 07, 2012 (BUSINESS WIRE) -- First Surgical Partners Inc. (OTCBB:FSPI) ("First Surgical" or the "Company"), which provides non-emergency surgeries through its two ambulatory surgery centers and a general acute care hospital, today announced that its Board of Directors has declared a quarterly cash dividend of $0.025 per share on the Company's common stock to be paid on February 9, 2012 to stockholders of record on February 6, 2012.

"The continued strength of our company's balance sheet and cash flows positions us to issue another quarterly dividend," stated Jacob Varon, M.D., Chairman of First Surgical. "Returning cash to our shareholders remains an important element in our strategy for building long-term shareholder value."

About First Surgical Partners Inc:

First Surgical Partners Inc. ("First Surgical") operates two ambulatory surgery centers and a general acute care hospital in the Houston area. The surgeons that utilize First Surgical's facilities perform non-emergency surgeries at these locations. The procedures performed include bariatric; ear, nose and throat; reconstructive and cosmetic plastics, orthopedics, pain management, neurosurgery and podiatry, all of which are often completed on an outpatient or short-stay basis. Each of First Surgical's facilities resides within its own limited partnership, which is wholly owned by First Surgical. First Surgical's website is www.firstsurgical.com.

Forward-Looking Statements

Certain statements contained in this press release may constitute "forward-looking statements." Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors as disclosed in our filings with the Securities and Exchange Commission located at their website (http://www.sec.gov). In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors. The forward-looking statements included in this press release represent the Company's views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of the press release.

SOURCE: First Surgical Partners Inc.

CONTACT:

For First Surgical Partners Inc. RedChip Companies, Inc. Jon Cunningham, +1-800-733-2447, Ext. 107 info@redchip.com

http://www.redchip.com